HomeStreet Reports Year End and Fourth Quarter 2024 Results

SEATTLE –January 27, 2025 – (BUSINESS WIRE) – HomeStreet, Inc. (Nasdaq: HMST) (including its consolidated subsidiaries, the "Company", "HomeStreet" or "we"), the parent company of HomeStreet Bank, today announced the financial results for the quarter ended and year ended December 31, 2024. As we present non-GAAP measures in this release, the reader should refer to the non-GAAP reconciliations set forth below under the section “Non-GAAP Financial Measures.”
“After termination of the merger in the fourth quarter, we implemented a new strategic plan which included selling $990 million of multifamily loans in the fourth quarter,” said Mark Mason, Chairman of the Board, President, and Chief Executive Officer. “This loan sale repositioned our balance sheet and accelerated our return to profitability which we expect to occur in the first half of 2025. We sold loans with a weighted average interest rate of 3.30% and used the proceeds to pay off Federal Home Loan Bank advances and brokered deposits with a weighted average interest rate of 4.65%. The brokered deposits were paid off in early January 2025. Given the scheduled repricing of our remaining multifamily and other commercial real estate loans, future anticipated reductions in borrowings, the expectation of ongoing reductions in short-term interest rates by the Federal Reserve and continued effective noninterest expense management, we anticipate continuous growth in earnings for the foreseeable future. Additionally, the Board of Directors continues to evaluate all strategic alternatives as we move forward.”

Operating Results
                  Fourth quarter 2024 compared to third quarter 2024
Reported Results:
•Net loss: $123.3 million compared to $7.3 million
•Net loss per fully diluted share: $6.54 compared to $0.39
•Return on Average Equity ("ROAE"): (92.7)% compared to (5.4)%
•Return on Average Tangible Equity ("ROATE"): (93.7)% compared to (5.1)%
•Return on Average Assets ("ROAA"): (5.38)% compared to (0.32)%
•Net interest margin: 1.38% compared to 1.33%
•Efficiency ratio: 115.6% compared to 118.7% (1)

Core Results:(1)
•Net loss: $5.1 million compared to $6.0 million
•Net loss per fully diluted share: $0.27 compared to $0.32
•ROAE: (3.9)% compared to (4.5)%
•ROATE: (3.5)% compared to (4.2)%
•ROAA: (0.22)% compared to (0.26)%

Full Year Operating Results
                   2024 compared to 2023
Reported Results:
•Net loss: $144.3 million compared to $27.5 million
•Net loss per fully diluted share: $7.65 compared to $1.46
•ROAE: (27.2)% compared to (5.0)%
•ROATE:(27.3)% compared to (4.8)%
•ROAA: (1.56)% compared to (0.29)%
•Net interest margin: 1.38% compared to 1.88%
•Efficiency ratio: 116.0% compared to 95.6%

Core Results: (1)
•Net income (loss): $(20.9) million compared to $8.3 million
•Net income (loss) per fully diluted share: $(1.11) compared to $0.44
•ROAE: (3.9)% compared to 1.5%
•ROATE: (3.6)% compared to 2.0%
•ROAA: (0.23)% compared to 0.09%

(1) Core net income (loss), core net income (loss) per fully diluted share, core ROAE, core ROATE, core ROAA and the efficiency ratio are non-GAAP measures. For a reconciliation of these measures to the nearest comparable GAAP measure or a computation of the measure see "Non-GAAP financial measures" in this earnings release.
“Our net interest margin in the fourth quarter increased due to the impact of decreasing interest rates,” continued Mark Mason. “With the positive impact of the loan sale and anticipated continued decreasing interest rates, we expect the net interest margin to continue to increase in the coming quarters. Excluding the impact of merger costs, our noninterest expenses decreased during the quarter due in part to continuing decreases in our full time equivalent employees.”

“Due to our cumulative losses over the last three years, accounting rules require us to provide a valuation allowance for the balance of our deferred tax assets, which include the deferred tax benefit of unrealized losses in our available for sale securities portfolio,” added Mark Mason. “Accordingly, in the fourth quarter of 2024, we recorded a $53 million deferred tax allowance which was recorded as an income tax expense. Excluding this allowance, the income tax benefit would have been $22.4 million in the fourth quarter of 2024 and $29.5 million for the full year.”

Financial Position
                    As of and for the quarter ended December 31, 2024
•Excluding brokered deposits, total deposits decreased by $33 million
•Uninsured deposits were $581 million, or 9% of total deposits
•Loans held for investment ("LHFI"), decreased by $1.1 billion
•Nonperforming assets to total assets: 0.71%
•Delinquencies (2): 1.06%
•Allowance for credit losses to LHFI: 0.63%
•Book value per share: $21.05
•Tangible book value per share: $20.67 (3)

(2) Total past due and nonaccrual loans as a percentage of total loans held for investment.
(3) Tangible book value per share is a non-GAAP measure. For a reconciliation of this measure to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.

"Primarily as a result of the loan sale, our loans held for investment decreased by $1.1 billion during the fourth quarter," added Mark Mason. "We also improved our liquidity position, increased our available contingent funding, reduced our commercial real estate concentration and lowered our loan to deposit ratio to 97.4%. Additionally, excluding brokered deposits, our average deposit balances were $80 million higher in the fourth quarter as compared to the third quarter due to our high certificate of deposit roll rate and our ability to attract new depositors.”

“The increase in nonperforming assets and delinquent loans was due primarily to a syndicated commercial loan in which we are participating that is in forbearance and out of covenant compliance which the bank lending group is working with the borrower on a turnaround plan,” Mark Mason further added. “As a result of the loss on the loan sale, the recorded allowance for deferred tax assets and the impact of increasing interest rates during the fourth quarter on the value of our securities portfolio, our tangible book value per share decreased to $20.67 as of December 31, 2024. The increase in interest rates also impacted our fair value as our estimated tangible fair value per share(4) decreased to $12.41 as of December 31, 2024.”

(4) Tangible fair value per share is a non-GAAP measure. For a reconciliation of this measure to the nearest comparable GAAP measure see "Non-GAAP financial measures" in this earnings release.

Conference Call Information

HomeStreet, Inc. (Nasdaq:HMST), the parent company of HomeStreet Bank, will conduct its quarterly analyst earnings conference call on Tuesday, January 28, 2025 at 1:00 p.m. ET. Mark K. Mason, Chairman, President and CEO, and John M. Michel, Executive Vice President and CFO, will discuss fourth quarter 2024 results and provide an update on recent events. A question and answer session for analysts will follow the presentation. Shareholders, analysts and other interested parties may register for the call at
https://www.netroadshow.com/events/login?show=0dc16a05&confId=76173 or join the call by dialing directly at 1-833-470-1428 shortly before 1:00 p.m. ET using Access Code 651499.

A rebroadcast will be available approximately one hour after the conference call by dialing 1-866-813-9403 and entering passcode 729493.

About HomeStreet

HomeStreet, Inc. (Nasdaq: HMST) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii. The Company is principally engaged in real estate lending, including mortgage banking activities, and commercial and consumer banking. Its principal subsidiary is HomeStreet Bank. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com. HomeStreet Bank is a member of the FDIC and is an Equal Housing Lender.

Contact:	Executive Vice President and Chief Financial Officer
HomeStreet, Inc.
John Michel (206) 515-2291
john.michel@homestreet.com
http://ir.homestreet.com

HomeStreet, Inc. and Subsidiaries
Summary Financial Data

	For the Quarter Ended					Year Ended
(in thousands, except per share data and FTE data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Select Income Statement Data:
Net interest income	$29,616	$28,619	$29,701	$32,151	$34,989	$120,087	$166,753
Provision for credit losses	—	—	—	—	445	—	(441)
Noninterest income (loss)	(78,124)	11,058	13,227	9,454	10,956	(44,385)	41,921
Noninterest expense	43,953	49,166	50,931	52,164	49,511	196,214	241,872
Income (loss) before income taxes	(92,461)	(9,489)	(8,003)	(10,559)	(4,011)	(120,512)	(32,757)
Net income (loss)	(123,327)	(7,282)	(6,238)	(7,497)	(3,419)	(144,344)	(27,508)
Net income (loss) per fully diluted share	(6.54)	(0.39)	(0.33)	(0.40)	(0.18)	(7.65)	(1.46)
Core net income (loss): (1)
Total	(5,140)	(5,999)	(4,341)	(5,469)	(2,249)	(20,949)	8,284
Core net income (loss) per fully diluted share	(0.27)	(0.32)	(0.23)	(0.29)	(0.12)	(1.11)	0.44

Select Performance Ratios:
Return on average equity - annualized	(92.7)%	(5.4)%	(4.8)%	(5.6)%	(2.6)%	(27.2)%	(5.0)%
Core return on average equity - annualized(1)	(3.9)%	(4.5)%	(3.3)%	(4.1)%	(1.7)%	(3.9)%	1.5%
Return on average tangible equity - annualized (1)	(93.7)%	(5.1)%	(4.5)%	(5.3)%	(2.2)%	(27.3)%	(4.8)%
Core return on average tangible equity - annualized (1)	(3.5)%	(4.2)%	(3.0)%	(3.8)%	(1.3)%	(3.6)%	2.0%
Return on average assets - annualized
Net income (loss)	(5.38)%	(0.32)%	(0.27)%	(0.32)%	(0.15)%	(1.56)%	(0.29)%
Core (1)	(0.22)%	(0.26)%	(0.19)%	(0.23)%	(0.10)%	(0.23)%	0.09%
Efficiency ratio (1)	115.6%	118.7%	111.9%	118.0%	105.9%	116.0%	95.6%
Net interest margin	1.38%	1.33%	1.37%	1.44%	1.59%	1.38%	1.88%

Other data:
Full-time equivalent employees ("FTE")	792	819	840	858	875	827	902

(1)Core net income (loss), core net income (loss) per fully diluted share, return on average tangible equity, core return on average equity, core return on average tangible equity, core return on average assets and the efficiency ratio are non-GAAP financial measures. For a reconciliation of these measures to the nearest comparable GAAP financial measure or the computation of the measure see “Non-GAAP Financial Measures” in this earnings release.

HomeStreet, Inc. and Subsidiaries
Summary Financial Data (continued)

	As of
(in thousands, except share and per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Select Balance Sheet Data:
Loans held for sale	$20,312	$38,863	$29,781	$21,102	$19,637
Loans held for investment, net	6,193,053	7,294,603	7,340,309	7,405,052	7,382,404
Allowance for credit losses ("ACL")	38,743	38,651	39,741	39,677	40,500
Investment securities	1,057,006	1,158,035	1,160,595	1,191,108	1,278,268
Total assets	8,123,698	9,201,285	9,266,039	9,455,182	9,392,450
Deposits	6,413,021	6,435,404	6,532,470	6,491,102	6,763,378
Borrowings	1,000,000	1,896,000	1,886,000	2,094,000	1,745,000
Long-term debt	225,131	225,039	224,948	224,857	224,766
Total shareholders' equity	396,997	538,315	520,117	527,333	538,387
Other Data:
Book value per share	$21.05	$28.55	$27.58	$27.96	$28.62
Tangible book value per share (1)	$20.67	$28.13	$27.14	$27.49	$28.11
Total equity to total assets	4.9%	5.9%	5.6%	5.6%	5.7%
Tangible common equity to tangible assets (1)	4.8%	5.8%	5.5%	5.5%	5.6%
Shares outstanding at end of period	18,857,565	18,857,565	18,857,565	18,857,566	18,810,055
Loans to deposit ratio (Bank)	97.4%	113.5%	112.6%	114.3%	109.4%
Credit Quality:
ACL to total loans (2)	0.63%	0.53%	0.55%	0.54%	0.55%
ACL to nonaccrual loans	70.4%	95.9%	109.3%	80.2%	103.9%
Nonaccrual loans to total loans	0.88%	0.55%	0.49%	0.66%	0.53%
Nonperforming assets to total assets	0.71%	0.47%	0.42%	0.56%	0.45%
Nonperforming assets	$57,814	$43,320	$39,374	$52,584	$42,643
Regulatory Capital Ratios:
Bank
Tier 1 leverage	7.30%	8.59%	8.44%	8.34%	8.50%
Total risk-based capital	13.02%	13.41%	13.29%	13.34%	13.49%
Common equity Tier 1 capital	12.27%	12.75%	12.62%	12.67%	12.79%
Company
Tier 1 leverage	5.77%	7.04%	6.98%	6.90%	7.04%
Total risk-based capital	12.23%	12.70%	12.67%	12.70%	12.84%
Common equity Tier 1 capital	8.62%	9.50%	9.49%	9.55%	9.66%

(1)Tangible book value per share and tangible common equity to tangible assets are non-GAAP financial measures. For a reconciliation to the nearest comparable GAAP financial measure, see “Non-GAAP Financial Measures” in this earnings release.
(2)This ratio excludes balances insured by the FHA or guaranteed by the VA or SBA.

HomeStreet, Inc. and Subsidiaries
Consolidated Balance Sheets

(in thousands, except share data)	December 31, 2024	December 31, 2023

ASSETS
Cash and cash equivalents	$406,600	$215,664
Investment securities	1,057,006	1,278,268
Loans held for sale	20,312	19,637
Loans held for investment ("LHFI") (net of allowance for credit losses of $38,743 and $40,500)	6,193,053	7,382,404
Mortgage servicing rights	99,466	104,236
Premises and equipment, net	47,201	53,582
Other real estate owned	2,820	3,667
Intangible assets	7,141	9,641
Other assets	290,099	325,351
Total assets	$8,123,698	$9,392,450
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Deposits	$6,413,021	$6,763,378
Borrowings	1,000,000	1,745,000
Long-term debt	225,131	224,766
Accounts payable and other liabilities	88,549	120,919
Total liabilities	7,726,701	8,854,063
Shareholders' equity:
Common stock, no par value; 160,000,000 shares authorized
18,857,565 and 18,810,055 shares issued and outstanding	233,185	229,889
Retained earnings	251,013	395,357
Accumulated other comprehensive income (loss)	(87,201)	(86,859)
Total shareholders' equity	396,997	538,387
Total liabilities and shareholders' equity	$8,123,698	$9,392,450

HomeStreet, Inc. and Subsidiaries
Consolidated Income Statements

	Quarter Ended December 31,		Year Ended December 31,
(in thousands, except share and per share data)	2024	2023	2024	2023
Interest income:
Loans	$85,951	$87,005	$346,691	$341,255
Investment securities	9,069	11,671	39,576	49,615
Cash, Fed Funds and other	4,052	2,603	16,306	8,873
Total interest income	99,072	101,279	402,573	399,743
Interest expense:
Deposits	44,101	39,317	174,252	137,920
Borrowings	25,355	26,973	108,234	95,070
Total interest expense	69,456	66,290	282,486	232,990
Net interest income	29,616	34,989	120,087	166,753
Provision for credit losses	—	445	—	(441)
Net interest income after provision for credit losses	29,616	34,544	120,087	167,194
Noninterest income:
Net gain (loss) on loan origination and sale activities	(84,992)	2,108	(76,890)	9,346
Loan servicing income	2,997	3,258	12,497	12,648
Deposit fees	2,166	2,331	8,838	10,148
Other	1,705	3,259	11,170	9,779
Total noninterest income	(78,124)	10,956	(44,385)	41,921
Noninterest expense:
Compensation and benefits	25,037	27,033	107,424	111,064
Information services	7,208	7,694	29,872	29,901
Occupancy	6,181	5,407	21,719	22,241
General, administrative and other	5,527	9,377	37,199	38,809
Goodwill impairment	—	—	—	39,857
Total noninterest expense	43,953	49,511	196,214	241,872
Income (loss) before income taxes	(92,461)	(4,011)	(120,512)	(32,757)
Income tax (benefit) expense	30,866	(592)	23,832	(5,249)
Net income (loss)	$(123,327)	$(3,419)	$(144,344)	$(27,508)

Net income (loss) per share:
Basic	$(6.54)	$(0.18)	$(7.65)	$(1.46)
Diluted	$(6.54)	$(0.18)	$(7.65)	$(1.46)
Weighted average shares outstanding:
Basic	18,857,565	18,807,965	18,857,392	18,783,005
Diluted	18,857,565	18,807,965	18,857,392	18,783,005

HomeStreet, Inc. and Subsidiaries
Five Quarter Consolidated Income Statements

	Quarter Ended
(in thousands, except share and per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Interest income:
Loans	$85,951	$87,161	$87,323	$86,256	$87,005
Investment securities	9,069	9,633	10,160	10,714	11,671
Cash, Fed Funds and other	4,052	3,043	3,640	5,571	2,603
Total interest income	99,072	99,837	101,123	102,541	101,279
Interest expense:
Deposits	44,101	44,009	43,535	42,607	39,317
Borrowings	25,355	27,209	27,887	27,783	26,973
Total interest expense	69,456	71,218	71,422	70,390	66,290
Net interest income	29,616	28,619	29,701	32,151	34,989
Provision for credit losses	—	—	—	—	445
Net interest income after provision for credit losses	29,616	28,619	29,701	32,151	34,544
Noninterest income:
Net gain (loss) on loan origination and sale activities	(84,992)	2,760	3,036	2,306	2,108
Loan servicing income	2,997	3,058	3,410	3,032	3,258
Deposit fees	2,166	2,222	2,209	2,241	2,331
Other	1,705	3,018	4,572	1,875	3,259
Total noninterest income (loss)	(78,124)	11,058	13,227	9,454	10,956
Noninterest expense:
Compensation and benefits	25,037	26,760	27,616	28,011	27,033
Information services	7,208	7,742	7,580	7,342	7,694
Occupancy	6,181	4,974	5,130	5,434	5,407
General, administrative and other	5,527	9,690	10,605	11,377	9,377
Total noninterest expense	43,953	49,166	50,931	52,164	49,511
Income (loss) before income taxes	(92,461)	(9,489)	(8,003)	(10,559)	(4,011)
Income tax (benefit) expense	30,866	(2,207)	(1,765)	(3,062)	(592)
Net income (loss)	$(123,327)	$(7,282)	$(6,238)	$(7,497)	$(3,419)

Net income (loss) per share:
Basic	$(6.54)	$(0.39)	$(0.33)	$(0.40)	$(0.18)
Diluted	$(6.54)	$(0.39)	$(0.33)	$(0.40)	$(0.18)
Weighted average shares outstanding:
Basic	18,857,565	18,857,565	18,857,566	18,856,870	18,807,965
Diluted	18,857,565	18,857,565	18,857,566	18,856,870	18,807,965

HomeStreet, Inc. and Subsidiaries
Average Balances, Yields (Taxable-equivalent basis) and Rates

	Quarter Ended December 31,		Year Ended December 31,
Average Balances:	2024	2023	2024	2023
Investment securities	$1,096,695	$1,278,344	$1,163,597	$1,382,378
Loans	7,334,221	7,465,375	7,408,680	7,474,410
Total interest-earning assets	8,721,422	8,923,338	8,848,233	9,022,356
Total assets	9,127,103	9,351,866	9,259,233	9,469,170
Deposits: Interest-bearing	5,148,727	5,187,242	5,137,041	5,389,218
Deposits: Noninterest-bearing	1,253,516	1,343,043	1,284,605	1,430,151
Borrowings	1,875,616	1,975,536	1,981,042	1,752,454
Long-term debt	225,086	224,722	224,950	224,574
Total interest-bearing liabilities	7,249,429	7,387,500	7,343,033	7,366,246

Average Yield/Rate:
Investment securities	3.63%	3.94%	3.71%	3.86%
Loans	4.62%	4.60%	4.64%	4.54%
Total interest earning assets	4.53%	4.52%	4.55%	4.45%
Deposits: Interest-bearing	3.40%	3.00%	3.39%	2.56%
Total deposits	2.74%	2.39%	2.71%	2.02%
Borrowings	4.66%	4.74%	4.77%	4.68%
Long-term debt	5.36%	5.52%	5.46%	5.41%
Total interest-bearing liabilities	3.79%	3.55%	3.82%	3.15%
Net interest rate spread	0.74%	0.98%	0.73%	1.30%
Net interest margin	1.38%	1.59%	1.38%	1.88%

(in thousands, except yield/rate)	Quarter Ended
Average Balances:	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Investment securities	$1,096,695	$1,155,284	$1,164,144	$1,239,093	$1,278,344
Loans	7,334,221	7,385,970	7,454,945	7,460,650	7,465,375
Total interest earning assets	8,721,422	8,727,590	8,858,433	9,088,205	8,923,338
Total assets	9,127,103	9,138,291	9,272,131	9,502,189	9,351,866
Deposits: Interest-bearing	5,148,727	5,045,396	5,122,284	5,232,637	5,187,242
Deposits: Noninterest-bearing	1,253,516	1,283,502	1,282,447	1,319,309	1,343,043
Borrowings	1,875,616	1,950,109	2,025,415	2,074,527	1,975,536
Long-term debt	225,086	224,994	224,903	224,812	224,722
Total interest-bearing liabilities	7,249,429	7,220,499	7,372,602	7,531,976	7,387,500

Average Yield/Rate:
Investment securities	3.63%	3.65%	3.80%	3.75%	3.94%
Loans	4.62%	4.66%	4.66%	4.60%	4.60%
Total interest earning assets	4.53%	4.56%	4.59%	4.54%	4.52%
Deposits: Interest-bearing	3.40%	3.47%	3.41%	3.27%	3.00%
Total deposits	2.74%	2.76%	2.73%	2.61%	2.39%
Borrowings	4.66%	4.85%	4.85%	4.73%	4.74%
Long-term debt	5.36%	5.48%	5.49%	5.51%	5.52%
Total interest-bearing liabilities	3.79%	3.90%	3.87%	3.74%	3.55%
Net interest rate spread	0.74%	0.66%	0.72%	0.80%	0.98%
Net interest margin	1.38%	1.33%	1.37%	1.44%	1.59%

Results of Operations

Fourth Quarter of 2024 Compared to the Third Quarter of 2024

Non-core amounts: For the fourth quarter non-core items include an $88.8 million loss on the sale of $990 million of multifamily loans, $53.3 million loss on valuation of deferred tax assets and $3.2 million of merger related expense recoveries. In the third quarter of 2024 non-core items include $1.6 million of merger related expenses.

Our net loss and loss before income taxes were $123.3 million and $92.5 million, respectively, in the fourth quarter of 2024, as compared to $7.3 million and $9.5 million, respectively, in the third quarter of 2024. Our core net loss and core loss before taxes, which excludes the impact of the loss on the sale of multifamily loans and merger related expenses and recoveries, were $5.1 million and $6.4 million, respectively, in the fourth quarter of 2024, as compared to $6.0 million and $7.8 million respectively, in the third quarter of 2024. The decrease in core loss before income taxes was primarily due to an increase in net interest income and a decrease in noninterest expense.

Due to our cumulative losses over the last three years, accounting rules require us to provide a valuation allowance for the balance of our deferred tax assets. Therefore, in the fourth quarter of 2024, we recorded a $53 million deferred tax allowance which was recorded as an income tax expense. Excluding this allowance, the income tax benefit would have been $22.4 million and would have resulted in an effective tax rate of 24.3% for the fourth quarter of 2024 as compared to an effective tax rate of 23.3% in the third quarter of 2024.

Our net interest income in the fourth quarter of 2024 was $1.0 million higher than the third quarter of 2024 due to an increase in our net interest margin from 1.33% to 1.38%. The increase in the net interest margin was due to an 11 basis point decrease in the rates paid on interest-bearing liabilities, partially offset by a 3 basis point decrease in the yield on interest earning assets. As a result of decreases in the Fed Funds rates the yield on our variable rate loans decreased. The decrease in short-term interest rates resulted in lower rates paid on our certificates of deposit, borrowings and long-term debt.

There was no provision for credit losses recognized during either the fourth or third quarter of 2024. For the fourth quarter of 2024, the benefits of the reduction in loan balances resulting from the loan sale were offset by specific reserves on commercial loans. In the fourth quarter we continued to experience a minimal level of identified credit issues in our loan portfolio and a lack of significant expected credit issues arising in future periods. The zero provision in the third quarter reflects the stable balance of our loan portfolio and a minimal level of identified credit issues in our loan portfolio.

Noninterest income in the fourth quarter of 2024 decreased from the third quarter of 2024 primarily due to the $88.8 million loss on the sale of multifamily loans. Gain on sales of FNMA DUS loans were $1.7 million in the fourth quarter as compared to no gain in the third quarter.

Noninterest expenses were $5.2 million lower in the fourth quarter of 2024 due to a $1.7 million decrease in compensation and benefits and a $4.2 million decrease in general, administrative and other expenses which were partially offset by a $1.2 million increase in occupancy expenses. The decrease in compensation and benefits was primarily due to a 3% decrease in FTE. The decrease in general, administrative and other expenses was due to a $4.9 million difference in merger expenses related to negotiated reductions in incurred expenses from consultants and expense reimbursements our merger counterparty related to integration planning, consulting fees and related expenses. The increase in occupancy costs reflect an updated estimate of the cost impact of a leased space for which the sublease was not extended and expired in 2024.

2024 Compared to 2023

Non-core amounts: For 2024, non-core items include an $88.8 million loss on the sale of $990 million of multifamily loans, $53.3 million loss on valuation of deferred tax assets and $3.4 million of merger related expenses. During 2023, non-core items include a $39.9 million goodwill impairment charge and $1.5 million of merger related expenses.

Our net loss and loss before income taxes were $144.3 million and $120.5 million, respectively, in 2024, as compared to $27.5 million and $32.8 million, respectively, in 2023. Our core net loss and core loss before income taxes, which exclude the loss on the sale of multifamily loans, the impact of merger related expenses and goodwill impairment charges, was $20.9 million and $27.8 million in 2024, as compared to core net income of $8.3 million and core income before taxes of $8.6 million in 2023. The $36.4 million decrease in core income before taxes was primarily due to lower net interest income and lower noninterest income, partially offset by a decrease in noninterest expense.

Due to our cumulative losses over the last three years, accounting rules require us to provide a valuation allowance for the balance of our deferred tax assets. Therefore, in 2024, we recorded a $53 million deferred tax allowance which was recorded as an income tax expense. Excluding this allowance, the income tax benefit would have been $29.5 million and would have resulted in an effective tax rate of 24.5% for 2024 as compared to an effective tax rate of 16.0% for 2023. Our effective tax rate in 2023 was significantly impacted by the goodwill impairment charge, a portion of which is not deductible for tax purposes.

Net interest income in 2024 decreased $46.7 million as compared to 2023 due primarily to a decrease in our net interest margin. Our net interest margin decreased from 1.88% in 2023 to 1.38% in 2024 due to a 67 basis point increase in the rates paid on interest-bearing liabilities which was partially offset by a 10 basis point increase in the yield on interest earning assets. Yields on interest-earning assets increased as yields on adjustable-rate loans increased due to increases in the indexes on which their pricing is based. The increase in the rates paid on our interest-bearing liabilities was due to an increase in the proportion of higher cost borrowings and a decrease in the proportion of noninterest-bearing deposits to the total balance of interest-bearing liabilities and higher deposit rates and higher borrowing rates. The increases in the rates paid on deposits were due to increases in market interest rates over the prior year and the migration of noninterest-bearing and lower cost interest-bearing accounts to higher cost certificates of deposit and money market accounts.

There was no provision for credit losses recognized during 2024 as compared to a $0.4 million recovery in 2023. For 2024, the benefits of the reduction in loan balances during the year were offset by specific reserves on commercial loans. In the fourth quarter, we continued to experience a minimal level of identified credit issues in our loan portfolio and a lack of significant expected credit issues arising in future periods. The recovery of provision for credit losses in 2023 reflects the stable balance of our loan portfolio and minimal level of identified credit issues in our loan portfolio.

Noninterest income in 2024 decreased from 2023 primarily due to the $88.8 million loss on the sale of multifamily loans and lower deposit fees, partially offset by higher levels of income realized from our investments in small business investment companies.

The $45.7 million decrease in noninterest expense in 2024 as compared to 2023 was primarily due to a $39.9 million goodwill impairment in 2023, $3.6 million lower compensation and benefit costs and $1.6 million lower general and administrative costs, which were partially offset by $1.9 million of higher merger related expenses recognized in 2024. The decrease in compensation and benefit costs was primarily due to a 9% decrease in FTE and lower medical costs, which was partially offset by wage increases given in 2024.

Financial Position

During 2024, our total assets decreased $1.3 billion due primarily to the $990 million sale of multifamily loans and a $221 million decrease in investment securities. During 2024, we allowed our investment securities portfolio to decline through runoff. In 2024, total liabilities decreased $1.1 billion due to a $745 million decrease in borrowings and a $350 million decrease in deposits. The decrease in deposits was primarily due to a $467 million decrease in brokered certificates of deposit which was partially offset by increases in retail customer deposits. The $745 million decrease in borrowings during 2024 was primarily due to paydowns from the use of proceeds from the sale of multifamily loans.

Loans Held for Investment

(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Commercial real estate ("CRE")
Non-owner occupied CRE	$570,750	$590,956	$612,937	$633,401	$641,885
Multifamily	2,992,675	3,950,941	3,935,158	3,929,679	3,940,189
Construction/land development	472,740	535,601	530,445	575,152	565,916
Total	4,036,165	5,077,498	5,078,540	5,138,232	5,147,990
Commercial and industrial loans
Owner occupied CRE	361,997	365,138	372,452	381,943	391,285
Commercial business	312,004	345,999	376,711	387,464	359,049
Total	674,001	711,137	749,163	769,407	750,334
Consumer loans
Single family	1,109,095	1,137,981	1,152,004	1,149,940	1,140,279
Home equity and other	412,535	406,638	400,343	387,150	384,301
Total (1)	1,521,630	1,544,619	1,552,347	1,537,090	1,524,580
Total LHFI	6,231,796	7,333,254	7,380,050	7,444,729	7,422,904
Allowance for credit losses ("ACL")	(38,743)	(38,651)	(39,741)	(39,677)	(40,500)
Total LHFI less ACL	$6,193,053	$7,294,603	$7,340,309	$7,405,052	$7,382,404
(1)Includes $1.3 million at December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023 of single family loans that are carried at fair value.

Loan Roll-forward

(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Loans - beginning balance	$7,333,254	$7,380,050	$7,444,729	$7,422,904	$7,440,501
Originations and advances	278,922	279,783	282,460	287,568	297,867
Transfers (to) from loans held for sale	(994,242)	(378)	(520)	(273)	—
Payoffs, paydowns and other	(385,807)	(324,651)	(346,533)	(264,876)	(312,265)
Charge-offs and transfers to OREO	(331)	(1,550)	(86)	(594)	(3,199)
Loans - ending balance	$6,231,796	$7,333,254	$7,380,050	$7,444,729	$7,422,904

Loan Originations and Advances

(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

CRE
Non-owner occupied CRE	$9	$9	$977	$1,146	$12,405
Multifamily (1)	79,710	48,960	17,495	489	1,482
Construction/land development	122,855	160,220	152,681	157,453	158,755
Total	202,574	209,189	171,153	159,088	172,642
Commercial and industrial loans
Owner occupied CRE	4,040	—	663	949	7,883
Commercial business	28,921	12,966	38,990	61,400	21,115
Total	32,961	12,966	39,653	62,349	28,998
Consumer loans
Single family (2)	6,037	15,960	33,359	31,769	62,167
Home equity and other	37,350	41,668	38,295	34,362	34,060
Total	43,387	57,628	71,654	66,131	96,227
Total loan originations and advances	$278,922	$279,783	$282,460	$287,568	$297,867
(1) Includes loans transferred from construction loans to permanent multifamily loans upon completion of construction of $57.0 million, $47.1 million and $17.5 million for the quarters ended December 31, 2024, September 30, 2024 and June 30, 2024, respectively.
(2) Includes loans transferred from construction loans to permanent single family loans upon completion of construction of $4.6 million, $12.9 million, $31.6 million, $30.8 million, $57.6 million for the quarters ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively.

Credit Quality

During the fourth quarter of 2024, our ratios of nonperforming assets to total assets and total loans delinquent over 30 days, including nonaccrual loans increased, partially as a result of the sale of $990 million of multifamily loans in the fourth quarter. As of December 31, 2024, our ratio of nonperforming assets to total assets was 0.71% as compared to 0.47% at September 30, 2024, and our ratio of total loans delinquent over 30 days, including nonaccrual loans, to total loans was 1.06% as compared to 0.69% at September 30, 2024. The $15 million increase in nonaccrual loans during the fourth quarter was primarily related to a syndicated commercial loan in which we are participating.

Delinquencies

	Past Due and Still Accruing
(in thousands)	30-59 days	60-89 days	90 days or more (1)	Nonaccrual	Total past due and nonaccrual (2)	Current	Total loans

December 31, 2024
Total loans held for investment	$4,945	$1,727	$4,354	$54,994	$66,020	$6,165,776	$6,231,796
%	0.08%	0.03%	0.07%	0.88%	1.06%	98.94%	100.00%

September 30, 2024
Total loans held for investment	$3,719	$1,867	$4,967	$40,320	$50,873	$7,282,381	$7,333,254
%	0.05%	0.02%	0.07%	0.55%	0.69%	99.31%	100.00%
(1) FHA-insured and VA-guaranteed single family loans that are 90 days or more past due are maintained on accrual status if they are determined to have little to no risk of loss.
(2) Includes loans whose repayments are insured by the FHA or guaranteed by the VA or SBA of $11.3 million and $11.0 million at December 31, 2024 and September 30, 2024, respectively.

Allowance for Credit Losses (roll-forward)

	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Allowance for credit losses
Beginning balance	$38,651	$39,741	$39,677	$40,500	$40,000
Provision for credit losses	203	104	128	242	223
Recoveries (charge-offs), net	(111)	(1,194)	(64)	(1,065)	277
Ending balance	$38,743	$38,651	$39,741	$39,677	$40,500

Allowance for unfunded commitments:
Beginning balance	$1,349	$1,453	$1,581	$1,823	$1,601
Provision for credit losses	(203)	(104)	(128)	(242)	222
Ending balance	$1,146	$1,349	$1,453	$1,581	$1,823

Provision for credit losses:
Allowance for credit losses - loans	$203	$104	$128	$242	$223
Allowance for unfunded commitments	(203)	(104)	(128)	(242)	222
Total	$—	$—	$—	$—	$445

Allocation of Allowance for Credit Losses by Product Type

	December 31, 2024		September 30, 2024		December 31, 2023
(in thousands)	Balance	Rate (1)	Balance	Rate (1)	Balance	Rate (1)

Non-owner occupied CRE	$1,789	0.31%	$1,812	0.31%	$2,610	0.41%
Multifamily	15,340	0.51%	15,760	0.40%	13,093	0.33%
Construction/land development
Multifamily construction	874	0.88%	1,389	0.88%	3,983	2.37%
CRE construction	69	0.63%	82	0.85%	189	1.02%
Single family construction	6,952	2.17%	7,187	2.29%	7,365	2.69%
Single family construction to perm	191	0.46%	255	0.47%	672	0.64%
Total CRE	25,215	0.62%	26,485	0.52%	27,912	0.54%
Owner occupied CRE	593	0.16%	639	0.18%	899	0.23%
Commercial business	5,935	1.92%	4,472	1.30%	2,950	0.83%
Total commercial and industrial	6,528	0.98%	5,111	0.72%	3,849	0.52%
Single family	3,714	0.36%	3,804	0.36%	5,287	0.51%
Home equity and other	3,286	0.80%	3,251	0.80%	3,452	0.90%
Total consumer	7,000	0.49%	7,055	0.49%	8,739	0.61%
Total	$38,743	0.63%	$38,651	0.53%	$40,500	0.55%
(1) The ACL rate is calculated excluding balances related to loans that are insured by the FHA or guaranteed by the VA or SBA

Production Volumes for Sale to the Secondary Market

	Quarter Ended					Year Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Loan originations
Single family loans	$110,434	$125,964	$101,057	$76,528	$67,330	$413,983	$332,811
Commercial and industrial and CRE loans	84,263	—	19,593	3,496	7,142	107,352	30,061
Loans sold
Single family loans	127,401	109,091	98,081	70,379	77,916	404,952	335,751
Commercial and industrial and CRE loans (1)	1,074,405	7,602	13,539	8,196	10,619	1,103,742	26,839
Net gain (loss) on loan origination and sale activities
Single family loans	2,090	2,779	2,718	1,986	1,844	9,573	8,500
Commercial and industrial and CRE loans (1)	(87,082)	(19)	318	320	264	(86,463)	846
Total	$(84,992)	$2,760	$3,036	$2,306	$2,108	$(76,890)	$9,346
(1) May include loans originated as held for investment.

Loan Servicing Income

	Quarter Ended					Year Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Single family servicing income, net:
Servicing fees and other	$3,715	$3,776	$3,751	$3,839	$3,880	$15,081	$15,523
Changes - amortization (1)	(1,690)	(1,669)	(1,713)	(1,428)	(1,504)	(6,500)	(6,378)
Net	2,025	2,107	2,038	2,411	2,376	8,581	9,145
Risk management, single family MSRs:
Changes in fair value due to assumptions (2)	2,559	(1,963)	529	618	(1,380)	1,743	414
Net gain (loss) from economic hedging (3)	(2,731)	1,418	(509)	(1,110)	1,089	(2,932)	(1,744)
Subtotal	(172)	(545)	20	(492)	(291)	(1,189)	(1,330)
Single family servicing income	1,853	1,562	2,058	1,919	2,085	7,392	7,815
Commercial loan servicing income:
Servicing fees and other	2,472	2,919	2,811	2,515	2,588	10,717	10,611
Amortization of capitalized MSRs	(1,328)	(1,423)	(1,459)	(1,402)	(1,415)	(5,612)	(5,778)
Total	1,144	1,496	1,352	1,113	1,173	5,105	4,833
Total loan servicing income	$2,997	$3,058	$3,410	$3,032	$3,258	$12,497	$12,648
(1)Represents changes due to collection/realization of expected cash flows and curtailments.
(2)Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.
(3)The interest income from US Treasury notes trading securities used for hedging purposes, which is included in interest income on the consolidated income statements, was $0.3 million for each of the quarters ended December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023.

Capitalized Mortgage Servicing Rights ("MSRs")

	Quarter Ended
(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Single Family MSRs
Beginning balance	$70,800	$73,725	$74,056	$74,249	$76,470
Additions and amortization:
Originations	1,232	707	853	617	663
Changes - amortization (1)	(1,690)	(1,669)	(1,713)	(1,428)	(1,504)
Net additions and amortization	(458)	(962)	(860)	(811)	(841)
Change in fair value due to assumptions (2)	2,559	(1,963)	529	618	(1,380)
Ending balance	$72,901	$70,800	$73,725	$74,056	$74,249
Ratio to related loans serviced for others	1.41%	1.36%	1.41%	1.40%	1.40%

Multifamily and SBA MSRs
Beginning balance	$26,322	$27,583	$28,863	$29,987	31,141
Originations	1,571	162	179	278	261
Amortization	(1,328)	(1,423)	(1,459)	(1,402)	(1,415)
Ending balance	$26,565	$26,322	$27,583	$28,863	$29,987
Ratio to related loans serviced for others	1.38%	1.42%	1.47%	1.52%	1.58%
(1) Represents changes due to collection/realization of expected cash flows and curtailments.
(2) Principally reflects changes in model assumptions, including prepayment speed assumptions, which are primarily affected by changes in mortgage interest rates.

Deposits

(in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023

Deposits by Product:
Noninterest-bearing demand deposits	$1,195,781	$1,253,582	$1,252,850	$1,311,559	$1,306,503
Interest-bearing:
Interest-bearing demand deposits	323,112	315,711	332,290	330,301	344,748
Savings	229,659	239,060	246,397	256,383	261,508
Money market	1,396,697	1,445,639	1,502,960	1,536,341	1,622,665
Certificates of deposit:
Brokered deposits	751,406	741,051	948,989	921,103	1,218,008
Other	2,516,366	2,440,361	2,248,984	2,135,415	2,009,946
Total interest-bearing deposits	5,217,240	5,181,822	5,279,620	5,179,543	5,456,875
Total deposits	$6,413,021	$6,435,404	$6,532,470	$6,491,102	$6,763,378

Percent of total deposits:
Noninterest-bearing demand deposits	18.6%	19.5%	19.2%	20.2%	19.3%
Interest-bearing:
Interest-bearing demand deposits	5.0%	4.9%	5.1%	5.1%	5.1%
Savings	3.6%	3.7%	3.8%	3.9%	3.9%
Money market	21.8%	22.5%	23.0%	23.7%	24.0%
Certificates of deposit
Brokered deposits	11.7%	11.5%	14.5%	14.2%	18.0%
Other	39.3%	37.9%	34.4%	32.9%	29.7%
Total interest-bearing deposits	81.4%	80.5%	80.8%	79.8%	80.7%
Total deposits	100.0%	100.0%	100.0%	100.0%	100.0%

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented in accordance with GAAP, we use certain non-GAAP measures of financial performance.

In this earnings release, we use the following non-GAAP measures: (i) tangible common equity and tangible assets as we believe this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of capital ratios; (ii) core net income (loss) and effective tax rate on core net income (loss) before taxes, which excludes the loss on the sale of $990 million of multifamily loans due to the unusual nature and size of the loan sale, the deferred tax asset allowance because it is a significant unusual item, goodwill impairment charges because they were an unusual nonrecurring item, loss on debt extinguishment and merger related expenses and the related tax impact as we believe this measure is a better comparison to be used for projecting future results; (iii) tangible fair value per share as we believe this information provides an estimate of what the current market value per share is of the Company’s net assets; and, (iv) an efficiency ratio which is the ratio of noninterest expense to the sum of net interest income and noninterest income, excluding certain items of income or expense considered non-core and excluding taxes incurred and payable to the state of Washington as such taxes are not classified as income taxes and we believe including them in noninterest expense impacts the comparability of our results to those companies whose operations are in states where assessed taxes on business are classified as income taxes.

These supplemental performance measures may vary from, and may not be comparable to, similarly titled measures provided by other companies in our industry. Non-GAAP financial measures are not in accordance with, or an alternative for, GAAP. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. A non-GAAP financial measure may also be a financial metric that is not required by GAAP or other applicable requirements.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by providing additional information used by management that is not otherwise required by GAAP or other applicable requirements. Our management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing our operating results and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate a comparison of our performance to prior periods. We believe these measures are frequently used by securities analysts, investors and other parties in the evaluation of companies in our industry. These non-GAAP financial measures should be considered in addition to, not as a substitute for or superior to, financial measures prepared in accordance with GAAP. In the information below, we have provided reconciliations of, where applicable, the most comparable GAAP financial measures to the non-GAAP measures used in this earnings release, or the computation of the non-GAAP financial measure.

HomeStreet, Inc. and Subsidiaries
Non-GAAP Financial Measures

Reconciliations of non-GAAP results of operations to the nearest comparable GAAP measures or calculations of the non-GAAP measure:

	As of or for the Quarter Ended					Year Ended
(in thousands, except share and per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Core net income (loss)
Net income (loss)	$(123,327)	$(7,282)	$(6,238)	$(7,497)	$(3,419)	$(144,344)	$(27,508)
Adjustments (tax effected)
Loss on loan sale	67,058	—	—	—	—	67,058	—
Merger related expenses	(2,534)	1,283	1,897	2,028	1,170	2,674	1,170
Loss on debt extinguishment	353	—	—	—	—	353	—
Goodwill impairment	—	—	—	—	—	—	34,622
Deferred tax asset allowance	53,310	$—	$—	$—	$—	53,310	$—
Total	$(5,140)	$(5,999)	$(4,341)	$(5,469)	$(2,249)	$(20,949)	$8,284

Core net income (loss) per fully diluted share
Fully diluted shares	18,857,565	18,857,565	18,857,566	18,856,870	18,807,965	18,857,392	18,783,005

Computed amount	$(0.27)	$(0.32)	$(0.23)	$(0.29)	$(0.12)	$(1.11)	$0.44

Return on average tangible equity (annualized) - Core
Average shareholders' equity	$529,299	$531,608	$522,904	$537,627	$513,758	$530,360	$552,234
Less: Average goodwill and other intangibles	(7,542)	(8,176)	(8,794)	(9,403)	(10,149)	(8,476)	(25,695)
Average tangible equity	$521,757	$523,432	$514,110	$528,224	$503,609	$521,884	$526,539

Core net income (loss) (per above)	(5,140)	(5,999)	(4,341)	(5,469)	(2,249)	(20,949)	8,284
Adjustments (tax effected)
Amortization of core deposit intangibles	487	488	487	488	615	1,950	2,302
Tangible income (loss) applicable to shareholders	$(4,653)	$(5,511)	$(3,854)	$(4,981)	$(1,634)	$(18,999)	$10,586

Ratio	(3.5)%	(4.2)%	(3.0)%	(3.8)%	(1.3)%	(3.6)%	2.0%

Return on average equity (annualized) - Core
Average shareholders' equity (per above)	$529,299	$531,608	$522,904	$537,627	$513,758	$530,360	$552,234
Core net income (loss) (per above)	(5,140)	(5,999)	(4,341)	(5,469)	(2,249)	(20,949)	8,284

Ratio	(3.9)%	(4.5)%	(3.3)%	(4.1)%	(1.7)%	(3.9)%	1.5%

	As of or for the Quarter Ended					Year Ended
(in thousands, except share and per share data)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023

Efficiency ratio
Noninterest expense
Total	$43,953	$49,166	$50,931	$52,164	$49,511	$196,214	$241,872
Adjustments:
Merger related expenses	3,249	(1,645)	(2,432)	(2,600)	(1,500)	(3,428)	(1,500)
Loss on debt extinguishment	(452)	—	—	—	—	(452)	—
Goodwill impairment	—	—	—	—	—	—	(39,857)
State of Washington taxes	(157)	(438)	(463)	(452)	659	(1,510)	(994)
Adjusted total	$46,593	$47,083	$48,036	$49,112	$48,670	$190,824	$199,521

Total revenues
Net interest income	$29,616	$28,619	$29,701	$32,151	$34,989	120,087	166,753
Noninterest income (loss)	(78,124)	11,058	13,227	9,454	10,956	(44,385)	41,921
Loss on loan sale	88,818	—	—	—	—	88,818	—
Adjusted total	$40,310	$39,677	$42,928	$41,605	$45,945	$164,520	$208,674

Ratio	115.6%	118.7%	111.9%	118.0%	105.9%	116.0%	95.6%

Return on average assets (annualized) - Core
Average Assets	$9,127,103	$9,138,291	$9,272,131	$9,502,189	$9,351,866	$9,259,233	$9,469,170
Core net income (loss) (per above)	(5,140)	(5,999)	(4,341)	(5,469)	(2,249)	(20,949)	8,284

Ratio	(0.22)%	(0.26)%	(0.19)%	(0.23)%	(0.10)%	(0.23)%	0.09%

Effective tax rate used in computations above (1)	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%	22.0%

Tangible book value per share
Shareholders' equity	$396,997	$538,315	$520,117	$527,333	$538,387	$396,997	$538,387
Less: Intangible assets	(7,141)	(7,766)	(8,391)	(9,016)	(9,641)	(7,141)	(9,641)
Tangible shareholders' equity	$389,856	$530,549	$511,726	$518,317	$528,746	$389,856	$528,746

Common shares outstanding	18,857,565	18,857,565	18,857,565	18,857,566	18,810,055	18,857,565	18,810,055

Computed amount	$20.67	$28.13	$27.14	$27.49	$28.11	$20.67	$28.11

Tangible common equity to tangible assets
Tangible shareholders' equity (per above)	$389,856	$530,549	$511,726	$518,317	$528,746	$389,856	$528,746
Tangible assets
Total assets	$8,123,698	$9,201,285	$9,266,039	$9,455,182	$9,392,450	$8,123,698	$9,392,450
Less: Intangible assets (per above)	(7,141)	(7,766)	(8,391)	(9,016)	(9,641)	(7,141)	(9,641)
Net	$8,116,557	$9,193,519	$9,257,648	$9,446,166	$9,382,809	$8,116,557	$9,382,809

Ratio	4.8%	5.8%	5.5%	5.5%	5.6%	4.8%	5.6%

(1) Effective tax rate indicated is used for all adjustments except the loss on loan sale and the goodwill impairment charge. A computed effective rate of 13.1% was used for the goodwill impairment charge as a portion of this charge was not deductible for tax purposes. The gross effective tax rate of 24.5% was used for the loss on loan sale due to the large size of the loss in relation to permanent differences that could impact our gross effective rate.

	As of or for the Quarter Ended December 31, 2024
(in thousands, except share and per share data)	Carrying Value	Fair Value	Change in Value

Tangible Fair Value per Share
Tangible shareholder's equity (see above)				$389,856
Assets:
Investment securities HTM	$2,301	$2,273	$(28)
Loans held for investment	6,193,053	5,865,713	(327,340)
MSRs - multifamily and SBA	26,565	32,361	5,796
Liabilities:
Certificates of deposit	3,267,772	3,262,350	5,422
Borrowings	1,000,000	1,001,873	(1,873)
Long term debt	225,131	184,124	41,007
Total change in value				(277,016)
Deferred tax asset allowance				53,310
Deferred taxes at 24.5%				67,869
				$234,019
Shares outstanding				18,857,565
Computed amount				$12.41

Forward-Looking Statements

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or "project" or the negation thereof, or similar expressions, including statements relating to the growth of the Company, achievement of profitability and timing of such achievement and expectations with respect to reductions in short-term interest rates. In addition, all statements in this report that address and/or include beliefs, assumptions, estimates, projections and expectations of our future performance and financial condition are forward-looking statements within the meaning of the Reform Act. Forward-looking statements involve inherent risks, uncertainties and other factors, many of which are difficult to predict and are generally beyond management’s control. Forward-looking statements are based on the Company’s expectations at the time such statements are made and speak only as of the date made. The Company does not assume any obligation or undertake to update any forward-looking statements after the date of this report as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that actual results may differ materially from those expressed in or implied by the Company’s forward-looking statements. Rather, more important factors could affect the Company’s future results, including but not limited to the following: (1) changes in the interest rate environment and in expectation of reduction in short-term interest rates; (2) our ability to pay off more expensive debt that we hold; (3) changes in the U.S. and global economies, including business disruptions, reductions in employment, inflationary pressures and an increase in business failures, specifically among our customers; (4) our ability to attract and retain key members of our senior management team; (5) changes in deposit flows, loan demand or real estate values may adversely affect the business of our primary subsidiary, HomeStreet Bank (the “Bank”), through which substantially all of our operations are carried out; (6) there may be increases in competitive pressure among financial institutions or from non-financial institutions; (7) our ability to obtain regulatory approvals or non-objection to take various capital actions, including the payment of dividends by us or the Bank; (8) the timing and occurrence or non-occurrence of events may be subject to circumstances beyond our control; (9) our ability to control operating costs and expenses; (10) our credit quality and the effect of credit quality on our credit losses expense and allowance for credit losses; (11) the adequacy of our allowance for credit losses; (12) changes in accounting principles, policies or guidelines may cause our financial condition to be perceived or interpreted differently; (13) legislative or regulatory changes that may adversely affect our business or financial condition, including, without limitation, changes in corporate and/or individual income tax laws and policies, changes in privacy laws, and changes in regulatory capital or other rules, and the availability of resources to address or respond to such changes; (14) general economic conditions, either nationally or locally in some or all areas in which we conduct business, or conditions in the securities markets or banking industry, may be less favorable than what we currently anticipate; (15) challenges our customers may face in meeting current underwriting standards may adversely impact all or a substantial portion of the value of our rate-lock loan activity we recognize; (16) technological changes may be more difficult or expensive than what we anticipate; (17) a failure in or breach of our operational or security systems or information technology infrastructure, or those of our third-party providers and vendors, including due to cyber-attacks; (18) success or consummation of new business initiatives may be more difficult or expensive than what we anticipate; (19) our ability to efficiently manage our costs; (20) staffing fluctuations in response to product demand or the implementation of corporate strategies that affect our work force and potential associated charges; and (21) litigation, investigations or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than what we anticipate. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives cited in this release, other releases, public statements and/or filings with the Securities and Exchange Commission (“SEC”) is also contained in the “Risk Factors” sections of the Company's Forms 10-K and 10-Q and in our Current Reports

on Form 8-K we file with the SEC. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.